Exhibit 16.1

May 24, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 24, 2016 of UV Flu Technologies, Inc. and are in agreement with the statements contained therein insofar as they pertain to our firm.

Very truly yours,

/s/ KMJ | Corbin & Company LLP

KMJ | Corbin & Company LLP